Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 15, 2001, accompanying the financial statements of Warren Resources Inc. and Subsidiaries contained in Amendment No. 1 to Registration Statement No. 000-33275 on Form 10 and consent to the use of the aforementioned report in the Registration Statement.




/s/ Grant Thornton LLP
---------------------
GRANT THORNTON LLP


Oklahoma City, Oklahoma
March 5, 2002